CONSULTING SERVICES AGREEMENT

THIS AGREEMENT is made as of October 24, 2014

BETWEEN:

American Graphite Technologies Inc., a mineral exploration and technology development company that is quoted on the Over-the-Counter Bulletin Board (OTCBB) where the Company's ticker symbol is AGIN;

And

9311-2571 Québec inc., a subsidiary of American Graphite Technologies Inc., registered in the Province of Quebec, Canada

(the "Company")

OF THE FIRST PART

AND:

Geomap Exploration Inc., a company duly incorporated under the laws of the Province of British Columbia, having its registered and records office at 12430 – 76 Avenue, Surrey, BC, V3W2T5

(the "Consultant")

OF THE SECOND PART

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto covenant and agree each with the other as follows:

1. RETAINER

The Company hereby retains the Consultant and the Consultant hereby accepts such retainer, to perform the duties and render the services set forth herein.

2. TERM

This Agreement will commence upon its execution and continue for 3 months or until the completion of DUTIES AND SERVICES as outlined in Section 4 of this Agreement.

3. COMPENSATION

As compensation for the services of the Consultant, the Company shall pay the Consultant a lump-sum fee of $26,000, plus GST for the entire length of the Agreement. A sum of $12,000 will be paid as a retainer of services and the balance of $14,000, plus GST will be paid after completion of the work as stated in Section 4 of this Agreement. It is understood and agreed that the Consultant is a Consultant of the Company and that the Consultant is solely responsible for the payment and remittance of any sum required to be paid by law to any

taxing or government authority and staking cost of mineral claims in the Province of Quebec, Canada. The Consultant will invoice the Company for these services.

4. **DUTIES AND SERVICES**

The Consultant agrees to help the Company to acquire a graphite exploration property for a total cost of $26,000, plus GST which also includes a summary geological report. Upon execution of this agreement, the Company will provide a retainer of $12,000 to find and stake 80-100 prospective claims for graphite exploration. The Consultant will find and stake mineral claims within 3-4 weeks' time once a retainer is issued. Once the claims are staked, the Consultant will notify the Company and provide a draft summary geological report on the Property. The Company will pay the balance of $14,000, plus GST to the Consultant and the claims will be transferred to the Company at the same time. The summary geological report will be finalized after review by the Company.

5. **PERFORMANCE**

The Consultant is under no obligation to personally perform the services outlined in this Agreement and reserves the right to hire assistants as the Consultant sees fit. Any remuneration paid to assistants hired by the Consultant shall be the sole responsibility of the Consultant.

6. **OTHER**

(a) The Consultant, by virtue of this Agreement, is not restricted in its right to enter into agreements with other parties and reserves the right to provide services and enter into agreements with other companies operating in the same or other industry sectors as the Company.

(b) The Consultant is required to procure the equipment required to perform its duties as outlined in this Agreement.

(c) The Consultant is required to provide its own workspace and acknowledges that the Company is not obligated to make available any workspace to the Consultant.

(d) The Consultant is required to perform only those specific duties outlined in Section 4 of this Agreement and reserves the right to accept or refuse requests by the Company to perform additional duties.

(e) Any notice required or permitted to be given or delivery required to be made to any party may be effectively given or delivered if it is delivered personally or by email or telecopy at the addresses or telephone numbers set out above or to such other address or telephone number as the party entitled to or receiving such notice may notify the other party as provided for herein. Delivery shall be deemed to have been received:

(i) the same day if given by personal service or if transmitted by fax or email; and

(ii) the fifth business day next following the day of posting if sent by regular post.

(f) This Agreement constitutes the entire agreement between the parties and supersedes all prior letters of intent, agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied.

(g) No modification or amendment to this Agreement may be made unless agreed to by the parties thereto in writing.

(h) In the event any provision of this Agreement will be deemed invalid or void, in whole or in part, by any court of competent jurisdiction, the remaining terms and provisions will remain in full force and effect.

This Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument and any facsimile signature shall be taken as an original.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

American Graphite Technologies Inc.,

____

Per: **Con Anast - President**

Quebec Subsidiary: 9311-2571 Québec inc.

____

Per: **Con Anast**

Geomap Exploration Inc.

____

Per: **Afzaal Pirzada - President**